UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2009
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts	04-2746201
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2009, Progress Software Corporation (the “Company”) issued a press release announcing that the Board of Directors had appointed Richard D. Reidy as President and Chief Executive Officer of the Company. Mr. Reidy’s appointment as President and Chief Executive Officer was effective as of March 29, 2009. Mr. Reidy succeeds Joseph W. Alsop in those roles. The Company also announced that the Board of Directors also nominated Mr. Reidy for election to the Board of Directors at this year’s Annual Meeting of Shareholders. In connection with Mr. Reidy’s appointment, on March 29, 2009, Mr. Alsop resigned as President and Chief Executive Officer of the Company. Additionally, Mr. Alsop will not stand for re-election to the Board of Directors when his current term ends at the Company’s 2009 Annual Meeting of Shareholders.
Prior to his appointment as President and Chief Executive Officer, Mr. Reidy was Chief Operating Officer of the Company, a position he had held since September 2008. As Chief Operating Officer, he was responsible for product development, marketing, sales, support and services for all of the Company’s product lines. Mr. Reidy, age 49, joined the Company in 1985. Mr. Reidy has held several management positions at the Company, including Vice President, Development Tools (1996), Vice President, Product Development (1997), Vice President, Products (1999), Senior Vice President, Products and Corporate Development (2000), President, DataDirect Technologies (2004) and Executive Vice President (2007).
The Company also announced the appointment of Barry N. Bycoff, a current director of the Company, to the newly-created role of Executive Chairman of the Board of Directors. Mr. Bycoff has been a director of the Company since March 2007. From May 2005 to July 2007, Mr. Bycoff was a venture partner of Pequot Ventures, the venture capital arm of Pequot Capital Management, Inc., and from July 1996 to November 2004, Mr. Bycoff was Chairman and CEO of Netegrity, Inc. Mr. Bycoff replaces Michael L. Mark who formerly served as non-executive Chairman of the Board. Mr. Mark will assume the role of Lead Independent Director.
There are no arrangements or understandings between either Mr. Reidy or Mr. Bycoff and any other person pursuant to which he was appointed to his new position. There are no family relationships between either Mr. Reidy or Mr. Bycoff and any of the Company’s directors or executive officers, nor is the Company aware, after inquiry of Mr. Reidy and Mr. Bycoff, of any related-person transaction or series of transactions required to be disclosed under the rules of the Securities and Exchange Commission.
In connection with his appointment as Executive Chairman, Mr. Bycoff was replaced on the Audit Committee and on the Nominating and Corporate Governance Committee by existing independent directors in order to comply with the independence requirements of the Securities and Exchange Commission and Nasdaq.
Item 7.01 Regulation FD Disclosure.
On March 30, 2009, the Company issued a press release announcing Mr. Reidy’s appointment, a copy of which is furnished as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Progress Software Corporation, dated March 30, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Progress Software Corporation on March 30, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2009	Progress Software Corporation
	By:	/s/ Norman R. Robertson
Norman R. Robertson Senior Vice President, Finance and Administration and Chief Financial Officer